Exhibit 10.1
Citigroup Energy Inc.
2700 Post Oak Blvd., Suite 400
Houston, Texas 77056-5734

April 6, 2023

DK Trading & Supply, LLC
7102 Commerce Way
Brentwood, TN 37027

Re:    Inventory Intermediation Agreement dated as of December 22, 2022 (the “Intermediation Agreement”) among DK Trading & Supply, LLC (“DKTS”), certain affiliates of DKTS, and Citigroup Energy Inc. (“Citi”)

Reference is made to the Intermediation Agreement as defined above. Capitalized terms used but not defined in this letter agreement (this “Letter Agreement”) have the meanings provided in the Intermediation Agreement.
Notwithstanding anything in the Intermediation Agreement to the contrary, Citi and DKTS hereby agree as follows:
1.Section 1.1 of the Intermediation Agreement shall be amended by (a) deleting the definitions of “Asphalt Repo Volume”, “Average Maximum Asphalt Inventory Value” and “Excess Asphalt Value” and (b) adding the following new definitions in alphabetical order:
“Asphalt Averaging Period” means the period from (but excluding) one Average Asphalt Value Determination Date to (and including) the immediately following Average Asphalt Value Determination Date.
“Average Asphalt Value” has the meaning specified in Section 3.4.
“Average Asphalt Value Determination Date” means every other Friday during the Term; provided that (a) the initial Average Asphalt Value Determination Date shall be the Friday occurring on or after the Commencement Date and (b) the first Average Asphalt Value Determination Date occurring after the execution of this Letter Agreement shall be April 10, 2023; and provided further that if any such day is not a Business Day, the “Average Asphalt Value Determination Date” shall be the immediately following day which is a Business Day.

“Initial Maximum Asphalt Fixed Price Repo Value” has the meaning specified in Section 3.4.
2.The definition of “Asphalt Repo Settlement Amount” in Section 1.1 of the Intermediation Agreement shall be amended by deleting the words “(ii) the Asphalt Repo Volume” at the end thereof and replacing them with the words “(ii) the Base Layer Volume for the Asphalt Product Group for each Refinery”.
3.The definition of “Maximum Asphalt Fixed Price Repo Value” in Section 1.1 of the Intermediation Agreement shall be deleted in its entirety and replaced with the following:
“Maximum Asphalt Fixed Price Repo Value” means, in respect of a day, the sum of (x) the Initial Maximum Asphalt Value and (y) the undrawn amount of any Section 3.4 Letter(s) of Credit as at such day.
4.Section 3.4 of the Intermediation Agreement shall be deleted in its entirety and replaced with the provisions set forth in the Schedule hereto.
5.Section 9.2 of the Intermediation Agreement shall be deleted in its entirety and replaced with the following:
“9.2    Asphalt Repo Transaction Volume. In respect of each Asphalt Repo Transaction, the volume shall be, at any time, the aggregate of (i) the Base Layer Volume for the Asphalt Product Group for each Refinery, as indicated in Part 1 of Schedule T and (ii) the Daily Net Product Sales Volume for the Asphalt Product Group for each day in the applicable Asphalt Repo Roll Period.

6.Section 9.4(a) of the Intermediation Agreement shall be amended by deleting the words “Asphalt Repo Volume” in the third line thereof and replacing them with the words “Base Layer Volume for the Asphalt Product Group for each Refinery”.

Except as expressly set forth herein, the Intermediation Agreement is neither amended nor modified, and the Intermediation Agreement remains in full force and effect, and each of Citi and DKTS ratifies their respective obligations thereunder. This Letter Agreement shall be effective as of the Commencement Date.

This Letter Agreement may be executed in any number of counterparts, each of which when executed shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this letter by facsimile transmission, portable document format (PDF) or other electronic means shall have the same force and effect as manually signed originals and shall be binding on the parties hereto.
This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to its conflict of law principles that would require the application of the laws of another state.
With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with this Letter Agreement (“Proceedings”), each party irrevocably (A) submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (B) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this provision shall prohibit a party from bringing an action to enforce a money judgment in any other jurisdiction.
EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS LETTER AGREEMENT.
The parties agree that this Letter Agreement will constitute a Transaction Document under the Intermediation Agreement.

SCHEDULE
3.4        Maximum Asphalt Fixed Price Repo Value.
(a)If on any day the Asphalt Fixed Price Repo Value, as calculated by Citi, exceeds USD 50,000,000 (the “Initial Maximum Asphalt Fixed Price Repo Value”), Citi agrees to promptly notify DKTS thereof and within five (5) Business Days, DKTS shall post one or more Letters of Credit (a “Section 3.4 Letter of Credit”) in an aggregate amount at least equal to the amount (rounded upwards to the nearest USD 5,000,000) by which the Asphalt Fixed Price Repo Value for such day exceeds the Initial Maximum Asphalt Fixed Price Repo Value. Once a Section 3.4 Letter of Credit is posted and so long as one remains outstanding, the calculations of Asphalt Fixed Price Repo Value, and the posting of additional or reduction of existing Section 3.4 Letters of Credit, shall occur as provided in Sections 3.4(b)-(d).
(b)On each Average Asphalt Value Determination Date, Citi shall calculate the average of the Asphalt Fixed Price Repo Value for the relevant Asphalt Averaging Period (based on the Asphalt Fixed Price Repo Value for each Business Day during such Asphalt Averaging Period) (the “Average Asphalt Value”).
(c)If, in respect of any Asphalt Averaging Period:
(i)the Average Asphalt Value for such Asphalt Averaging Period (“A”) exceeds the Maximum Asphalt Fixed Price Repo Value as at the Average Asphalt Value Determination Date (“B”), then DKTS shall within five (5) Business Days either post additional Section 3.4 Letter(s) of Credit and/or effect an increase in the undrawn amount of the existing Section 3.4 Letter(s) of Credit in an amount at least equal to the amount (rounded upwards to the nearest USD 5,000,000) by which A exceeds B;
(ii)A is less than B but greater than the Initial Maximum Asphalt Fixed Price Repo Value, then Citi shall within five (5) Business Days consent to a reduction in the undrawn amount of the Section 3.4 Letter(s) of Credit in an aggregate amount (rounded downwards to the nearest USD 5,000,000) equal to B minus A; provided that if the difference between B minus A is less than USD 5,000,000, then no change to the Section 3.4 Letter(s) of Credit shall be effected;
(iii)A is equal to B, then no change to the Section 3.4 Letter(s) of Credit shall be effected; and
(iv)A is less than both B and the Initial Maximum Asphalt Fixed Price Repo Value, then, at the option of DKTS, either (A) the Section 3.4 Letter(s) of Credit shall be returned to DKTS for cancellation within five (5) Business Days, and Citi shall execute any required consent necessary to cause such return, or (B) DKTS may reduce the undrawn face amount of the Section 3.4 Letter(s) of Credit to USD 1.00 or such other de minimis amount such that such Section 3.4 Letter(s) of Credit remain outstanding (provided that in the case of any such reduction, for purposes of this Section 3.4 only, the undrawn face amount of such reduced Section 3.4 Letter(s) of Credit shall be deemed to be zero) and Citi shall execute any required consent necessary to cause such reduction.
(d)If DKTS fails to post and/or increase one or more Section 3.4 Letter(s) of Credit as required under this Section 3.4, Citi shall not be obligated to purchase and sell any Asphalt Product (as the case may be); provided that upon DKTS posting and/

or increasing such Section 3.4 Letter(s) of Credit, Citi’s obligation to purchase and sell Asphalt Product shall resume.

Yours faithfully,

CITIGROUP ENERGY INC.

By:	/s/ Jeffrey Oh
Name:	Jeffrey Oh
Title:	Managing Director

[Signature Page to Letter Agreement]

Accepted and agreed

DK TRADING & SUPPLY, LLC

By:	/s/ Reuven Spiegel
Name:	Reuven Spiegel
Title:	Treasurer